UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2004

EPIMMUNE INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19591 (Commission File No.)	33-0245076 (IRS Employer Identification No.)

5820 Nancy Ridge Drive
San Diego, California 92122
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 860-2500

Item 5. Other Events and Required FD Disclosure.

On June 7, 2004, Epimmune Inc. issued a press release announcing the presentation of preliminary data from ongoing Phase I/II clinical trials of its EP-2101 therapeutic vaccine in a poster presentation at the American Society of Clinical Oncology meeting in New Orleans. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits.

99.1	Press Release of Epimmune Inc. dated June 7, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIMMUNE INC.

Dated: June 7, 2004	By:	/s/ Robert De Vaere

Robert De Vaere
Vice President, Finance and Administration and Chief Financial Officer
(Principal Accounting Officer and Officer duly authorized to sign this report on behalf of the Registrant)

INDEX TO EXHIBITS

99.1	Press Release of Epimmune Inc. dated June 7, 2004.